                                                                EXHIBIT 10-53
                          LOAN AND SECURITY AGREEMENT


   THIS LOAN AND SECURITY AGREEMENT, dated as of December 15, 1993 is entered into by and between VLSI TECHNOLOGY, INC., a Delaware corporation ("Debtor"), and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation ("CIT"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

   SECTION 1.  DEFINITIONS

   1.1 Defined Terms. As used in this Agreement the following terms shall have the following defined meanings, unless the context otherwise requires (such terms to be equally applicable to both singular and plural forms of the terms defined):

   "Agreement", "hereof", "hereto", "hereunder" and words of similar import shall mean this Loan and Security Agreement, as the same may from time to time be amended, modified or supplemented.

   "Average Loan Life" shall be calculated by CIT and shall be a number equal to (a) the aggregate amount of interest which will accrue on a particular Loan for the 84 month period beginning on the Closing Date of such Loan (assuming repayment is made in accordance with the applicable amortization schedule), divided by (b) (i) the original principal amount of such Loan multiplied by
(ii) the interest rate applicable to such Loan (using a Base Rate calculated on an iterative basis).

   "Base Rate" shall mean, for each Loan, the interpolated rate for United States Treasury notes with a maturity corresponding most closely to the Average Loan Life (which shall not be less than 3.22 or greater than 3.39) for the applicable Loan as of the time of determination, as in effect on the applicable Base Rate Set Date, as quoted by Telerate Information Services, page 217, prevailing as of 4:00 p.m. Greenwich Mean Time on the Base Rate Set Date.

   "Base Rate Set Date" shall mean, with respect to each Loan, the date which is three (3) Business Days prior to the Closing Date for such Loan.

   "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of New York.

   "CIT" is as defined in the introductory paragraph to this Agreement.

   "Closing Date" shall mean each date on which a Loan is made pursuant hereto.





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   "Cluster of Equipment" shall mean, collectively, all items of Equipment described on a particular Supplement and financed with the same Loan.

   "Code" shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

   "Collateral" shall mean the Equipment and the Proceeds thereof.

   "Commitment" shall mean the obligation of CIT to make the Loans in the aggregate principal amount specified in Section 2.1 of this Agreement.

   "Consolidated Tangible Net Worth" means as at any time of determination (a) all amounts reported as shareholders' equity (including all common and non-redeemable preferred stock and minority interests) of Debtor on a consolidated balance sheet of Debtor and its subsidiaries, determined on a consolidated basis in accordance with GAAP, less (b) the amount, if any, of such items as would be classified as intangible assets in accordance with GAAP (including without limitation unamortized debt discounts and expenses, costs in excess of the net asset value of acquired companies, intellectual property rights, deferred research and development costs, patents, trade or service marks, franchises, trade names and goodwill).

   "Debt" means, as of the date of determination, (a) the aggregate outstanding principal amount of all Indebtedness for Borrowed Money of Debtor, on a consolidated balance sheet of Debtor and its subsidiaries, determined on a consolidated basis in accordance with GAAP, less (b) cash, marketable securities, and cash equivalents shown on Debtor's consolidated balance sheet as of the end of the fiscal quarter of Debtor then most recently ended.

   "Debtor" is as defined in the introductory paragraph of this Agreement.

   "Default" shall mean any event which with notice, lapse of time, and/or any further condition, event or act would constitute an Event of Default.

   "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements





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and consultants' fees, any of which are incurred at any time as a result of the existence of any Hazardous Material upon, about, or beneath any real property of Debtor or migrating or threatening to migrate to or from any real property of Debtor, or the existence of a violation of Environmental Requirements pertaining thereto regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of such property.

   "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: (a) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (b) all requirements pertaining to the protection of the health and safety of employees or the public.

   "Equipment" shall mean any and all items of equipment, inventory or other items of property which are listed on Supplements hereto, and computer software and licenses used in the operation thereof, together with all accessories, parts, repairs, replacements, substitutions, attachments, modifications, renewals, additions, improvements, upgrades and accessions of, to, upon or with respect to such items of equipment, inventory or other property, now or at any time hereafter acquired.

   "Equipment Value" shall mean, with respect to any item or Cluster of Equipment, the manufacturer's or supplier's invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Debtor, exclusive of any allocated value for "soft" costs such as shipping, delivery, installation, engineering or similar costs, which amount shall be set forth in the Supplement pertaining to such item or Cluster of Equipment.

   "Event of Default" is as defined in Section 7 of this Agreement.

   "Event of Loss" shall mean, with respect to any item of Equipment, the actual or constructive loss of such item of Equipment or the use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever, to an extent





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which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such item of Equipment by any governmental authority or any other Person, whether or not acting under color of governmental authority.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, as such principles are reflected in Debtor's financial statements as of December 28, 1992.

   "Hazardous Materials" means any substance, material or waste, whether solid, liquid or gaseous in nature, (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (b) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or (d) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of persons; or (e) which contains gasoline, diesel fuel or other petroleum hydrocarbons.

   "Impaired Equipment Ratio" means a fraction, the numerator of which is the Equipment Value of the Equipment subject to a specific Event of Loss, and the denominator of which is the Equipment Value of the Unit of Equipment of which the affected Equipment is part.

   "Indebtedness for Borrowed Money" means all indebtedness for borrowed money whether evidenced by notes, bonds, debentures, redeemable preferred stock, capital leases or other such similar instruments.

   "Installment Payment Date" shall mean, with respect to any Note, each date on which a regular installment of principal and interest is due on such Note.

   "Late Charge Rate" shall mean a rate per annum equal to the greater of (a) two percent (2.0%) over the highest rate of





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interest accruing on the Notes in the absence of a default, and (b) the rate announced by Chemical Bank as its "prime rate" in effect from time to time plus two percent (2.0%), but not to exceed the highest rate permitted by applicable law.

   "Liens" shall mean liens, mortgages, security interests, pledges, title retentions, charges, financing statements or other encumbrances of any kind whatsoever.

   "Loan" shall mean each loan made by CIT pursuant to this Agreement.

   "Minimum Prepayment Percentage" shall mean (a) 104% if the relevant prepayment occurs on or before the fourth anniversary of the Closing Date of the last Loan made hereunder, and (b) 102% if the relevant prepayment occurs after the fourth anniversary of the Closing Date of the last Loan made hereunder.

   "Note" shall mean each promissory note of Debtor evidencing a Loan, as described in Section 2.2 of this Agreement.

   "Obligations" shall mean (i) the aggregate unpaid principal amount of, and accrued interest on, the Notes; (ii) all other obligations and liabilities of Debtor, now existing or hereafter incurred, under, arising out of or in connection with this Agreement or any Note; and (iii) any and all other indebtedness and obligations of any kind whatsoever of Debtor to CIT whether now existing or hereafter incurred or from time to time reduced and thereafter increased. For purposes of Sections 5.13, 6.1, 8.2 and 8.3 below, however, "Obligations" shall not include items under clause (iii) of this definition if and only to the extent any such other indebtedness and obligations under clause
(iii) have been assigned by CIT to an unrelated third party.

   "Permitted Liens" means:

            1. Liens for taxes, assessments or similar charges by a governmental agency incurred by Debtor in the ordinary course of its business that are not yet due and payable or that Debtor is disputing pursuant to and in accordance with Section 5.2;

            2. Liens of mechanics or materialmen securing obligations incurred by Debtor in the ordinary course of its business that are not yet more than 30 days overdue (or, if more than 30 days overdue, Debtor is contesting the same in good faith by appropriate proceeding), so long as Debtor shall have adequate reserves to pay such obligation or obligations in full (provided that if any such obligation(s) exceeds $500,000 alone or in the aggregate, Debtor shall have obtained an appropriate bond within 60 days of the applicable due date in an amount sufficient to pay such obligation(s) in full) and, by reason of such nonpayment,





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no portion of the Collateral is in jeopardy of being seized, levied upon or forfeited;

            3.      Liens in favor of CIT; and

            4. Judgment Liens against Debtor, if the underlying judgment is being contested by Debtor in good faith by appropriate and lawful proceedings, and levy and execution are stayed within 30 days after entry of the judgment and continue to be stayed, so long as Debtor shall have established and maintains adequate reserves (provided that if the judgment or group of judgments exceed $5,000,000 alone or in the aggregate, Debtor shall have obtained an appropriate bond within 60 days after entry of such judgment(s) in an amount sufficient) to pay such judgment or judgments in full (together with costs and interest thereon), and so long as no portion of the Collateral is in jeopardy of being seized, levied upon or forfeited.

   "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

   "Prepayment Average Loan Life" shall mean (a) the aggregate amount of interest that would accrue on a particular Loan from the date of the applicable prepayment until the stated maturity of such Loan (assuming repayment was to be made in accordance with the applicable amortization schedule), divided by (b)
(i) any and all principal, interest and other amounts outstanding with respect to such Loan as of the date of such prepayment multiplied by (ii) the interest rate applicable to such Loan.

   "Prepayment Base Rate" shall mean the interpolated rate for United States Treasury notes with a maturity corresponding most closely to the Prepayment Average Loan Life for the relevant Loan or Loans, as in effect on the applicable Prepayment Base Rate Set Date, as quoted by Telerate Information Services, page 217, prevailing as of 4:00 p.m. Greenwich Mean Time on the applicable Prepayment Base Rate Set Date.

   "Prepayment Base Rate Set Date" shall mean the date which is three (3) Business Days prior to the relevant prepayment.

   "Proceeds" shall have the meaning assigned to it in the Code, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any





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
governmental body, authority, bureau or agency or any other Person (whether or not acting under color of governmental authority); and (iii) accounts arising out of, any chattel paper evidencing, any lease of, and any and all other rents or profits or other amounts from time to time paid or payable in connection with any of the Collateral.

   "Prohibited Transaction" shall mean a transaction described in Section
2.3(b).

   "Proportionate Debt Service" means, as at the time of determination with respect to a specific Event of Loss, (a) each of the then-remaining payments of principal plus interest for the relevant Note, multiplied by (b) the applicable Impaired Equipment Ratio.

   "Proportionate Note Amount" means with respect to a Note which financed Equipment subject to a particular Event of Loss, (a) the applicable Impaired Equipment Ratio, multiplied by (b) the then-remaining principal balance outstanding under the relevant Note.

   "Supplement" shall mean each Supplement executed and delivered by Debtor in substantially the form of Exhibit B attached hereto.

   1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

   SECTION 2.       AMOUNT AND TERMS OF LOAN.

   2.1 Commitment. Subject to the terms and conditions of this Agreement, CIT agrees to make no more than three (3) Loans, from time to time, to Debtor in an aggregate principal amount not to exceed the lesser of (a) $10,000,000, and (b) 65% of the Equipment Value for all Equipment subject to the terms hereof at the time any Loan is made. Each Loan shall be at least $3,000,000. The obligation of CIT to make Loans hereunder shall terminate on June 30, 1994.

   2.2  The Notes.

   (a) Each Loan shall be evidenced by a promissory note of Debtor substantially in the form of Exhibit C hereto, with appropriate insertions therein as to amounts and dates. Each Note shall (i) be dated the date on which the Loan evidenced thereby is made; (ii) be for the term specified in such Note; (iii) be stated to mature in 29 consecutive quarterly installments, which installments will be payable on the dates and in the amounts set forth in such Note; and (iv) bear interest from the date thereof on the unpaid principal amount thereof at





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a fixed rate per annum equal to three and one-half percent (3.50%) above the
Base Rate with respect to such Note, until such amount shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise). Any amount not paid when due under a Note shall bear interest thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full.

   (b) In connection with each Loan funding, CIT shall establish an amortization schedule similar to that set forth below for such Loan, which schedule will be attached to the applicable Note. Each amortization schedule will be structured such that (i) all "Installment Payments" of principal and interest within a "Payment Group" of three (3) to five (5) Installment Payments are equal; and (ii) after application of the principal component of the final Installment Payment for each Payment Group, the "Percentage of Principal Remaining" shall be as indicated in the applicable amortization schedule for each Loan. CIT will establish an amortization schedule for each Loan as close to that set forth below as is commercially feasible in light of CIT's estimate (determined in accordance with procedures CIT applies generally in connection with loans of the same type as the particular Loan) of the future fair market value of the Cluster of Equipment to be financed by the applicable Loan; provided, however, that the amortization schedule so established with respect to any Loan shall result in an Average Loan Life for such Loan of not less than
3.22 and not more than 3.39 years. Debtor recognizes that the amortization schedule set forth below is for representative purposes only and, subject to the limitation described in the preceding sentence, each amortization schedule will be individually determined.



                                                                                 Percentage of
                   Payment Group            Installment Payments              Principal Remaining
                   -------------            --------------------              -------------------
                         1                          1-5                              88.50%

                         2                          6-9                              65.50%

                         3                         10-13                             46.86%

                         4                         14-17                             27.09%

                         5                         18-21                             16.94%

                         6                         22-25                             10.56%

                         7                         26-28                              0.68%

                         8                           29                               0.00%




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   (c)  Each Note shall be identified with the Cluster of Equipment financed by the Loan it evidences by reference to the Supplement covering such Cluster of Equipment. Such identification of the Notes is for convenience of reference only and is not intended to imply that any Note is collateralized only by the Cluster of Equipment identified with it, all Notes being equally secured by all Equipment.

   2.3  Prepayment.

   (a) In the event that any item of Equipment shall suffer an Event of Loss, subject to Debtor's right and/or obligation to replace such Equipment pursuant to Section 5.13 below, Debtor shall make a prepayment on the Note identified with such item of Equipment on the earliest of (1) ten (10) Business Days following a determination by CIT that insurance will not cover such Event of Loss, (2) if such Event of Loss is insured, the date the insurer makes a payment therefor (any such insurance proceeds to be paid directly by the insurer to CIT), and (3) sixty (60) days from the occurrence of the Event of Loss. Any such prepayment shall be in an amount equal to (i) the greater of
(A) 102% of the Proportionate Note Amount, and (B) the Proportionate Debt Service discounted to present value at a rate equal to the Prepayment Base Rate plus three and one-half percent (3.50%), plus (ii) all accrued and unpaid interest, expenses and other amounts then due and owing pursuant to the Notes and this Agreement. In no event shall any amount paid pursuant to this paragraph (a) in excess of the applicable Proportionate Note Amount be deemed to reduce the remaining principal balance thereof.

   (b) A Prohibited Transaction may be consummated only with CIT's prior written consent. Not less than twenty-five (25) Business Days prior to the date the proposed Prohibited Transaction is expected to be consummated, Debtor shall give CIT written notice of the proposed Prohibited Transaction and, if so desired, request CIT's consent thereto. CIT will endeavor to respond to any such request for consent within twenty (20) days of receiving the same; provided that failure to respond shall not be construed as consent by CIT. In the event CIT does not consent to the Prohibited Transaction and the Prohibited Transaction is nonetheless to be consummated, Debtor shall, on or prior to the date the Prohibited Transaction is to be consummated, prepay the entire outstanding balance of all Notes as follows: (i) if the Prohibited Transaction is consummated before the third anniversary of the Closing Date of the last Loan made hereunder, (A) the greater of (1) 105% of the entire outstanding principal balance of the Notes as of the applicable prepayment date and (2) the aggregate present value of each of the then- remaining payments of principal plus interest on each of the Notes discounted to present value at a rate equal to the Prepayment Base Rate plus one-half of one percent (0.5%), plus





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(B) all interest accrued through the date of prepayment on the Loans, plus (C)
any other amounts then due and owing hereunder or under the Notes; and (ii) if the Prohibited Transaction is consummated on or after the third anniversary of the Closing Date of the last Loan made hereunder, an amount determined as if the prepayment were a voluntary prepayment under Section 2.3(c). A "Prohibited Transaction" shall be one in which: (i) Debtor enters into any transaction of merger or consolidation where (x) it shall not be the surviving corporation or
(y) if it is the surviving corporation, after giving effect to such merger or consolidation its Consolidated Tangible Net Worth as of the time of completion of such merger or consolidation does not equal or exceed $135,000,000; or (ii) Debtor, in any one transaction or a series of related transactions, sells, transfers or otherwise disposes of (A) assets having an aggregate book value in excess of 25% of the aggregate book value of all of Debtor's assets as at the end of either the most recently ended fiscal quarter or fiscal year of Debtor, or (B) assets associated with the generation of more than 25% of Debtor's gross revenues or operating income for the most recently ended fiscal quarter or fiscal year of Debtor; or (iii) any Person or group of Persons acting together (other than Intel Corp.) for the purpose of changing or influencing the control of Debtor becomes or agrees to become the beneficial owner (directly or indirectly) of more than 50% of Debtor's voting stock.

   (c) From and after the third anniversary of the Closing Date for the last Loan made hereunder, upon 30 days prior written notice to CIT, Borrower shall have the option of prepaying all of the Notes in whole, but not in part, in an amount equal to (i) the greater of (A) the applicable Minimum Prepayment Percentage multiplied by the entire principal balance of all of the Notes then outstanding, and (B) the aggregate present value of each of the then-remaining payments of principal plus interest on each of the Notes discounted to present value at the applicable Prepayment Base Rate plus one-half of one percent (0.50%), plus (ii) all accrued and unpaid interest, expenses and other amounts due and owing pursuant to the Notes and this Agreement.

   (d) Upon any prepayment made pursuant to this Section 2.3, to the extent any interest has been paid in advance prior to the date of prepayment but has not accrued pursuant to the terms of the relevant Note as of such prepayment date ("Unearned Interest"), such Unearned Interest shall be accounted for as a principal payment made on such Note as of such prepayment date.

   (e) Except as provided in paragraphs (a), (b) and (c) above, the Notes may not be prepaid in whole or in part.

   2.4 Funding Fee. On each Closing Date, Debtor shall pay to CIT a non-refundable funding fee equal to three-quarters of





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one percent (0.75%) of the principal amount of the Loan being funded on such date.

   2.5 Minimum Borrowings. Debtor shall borrow at least (a) $4,150,000 on or before December 31, 1993 (the "1993 Minimum Borrowing Amount"), and (b) from January 1, 1994 through June 30, 1994 the lesser of (i) an additional $4,850,000 and (ii) the difference between $9,000,000 and the aggregate amount borrowed on or before December 31, 1993 (the "1994 Minimum Borrowing Amount"). In the event the 1993 Minimum Borrowing Amount is not borrowed on or before December 31, 1993, Debtor shall pay to CIT on December 31, 1993 an amount equal to (y) the difference between (i) the 1993 Minimum Borrowing Amount, and (ii) the amount actually borrowed pursuant hereto as of December 31, 1993, multiplied by (z) one percent (1.0%). In the event the 1994 Minimum Borrowing Amount is not borrowed from January 1, 1994 through June 30, 1994, then Debtor shall pay to CIT on June 30, 1994 an amount equal to (1) the difference between
(i) the 1994 Minimum Borrowing Amount, and (ii) the amount actually borrowed pursuant hereto in calendar year 1994, multiplied by (2) one percent (1.0%).

   2.6  Use of Proceeds.   The proceeds of each Loan shall be applied by Debtor
solely in payment of the Equipment Value of the Cluster of Equipment identified therewith.

   SECTION 3.  CONDITIONS OF BORROWING.

   3.1 Conditions of Initial Loan. CIT shall not be required to make the initial Loan hereunder unless on the Closing Date of such Loan:

   (a) Certificate of Incumbency of Debtor. CIT shall have received a certificate of incumbency of Debtor signed by the Secretary or Assistant Secretary of Debtor, which certificate shall certify the names of the officers of Debtor authorized to execute any documents hereunder or under any other related documents on behalf of Debtor, together with specimen signatures of such officers, and CIT may conclusively rely on such certificate until receipt of a further certificate of the Secretary or Assistant Secretary of Debtor cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

   (b) Resolutions. CIT shall have received a certified copy of all corporate proceedings of Debtor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of this Agreement and the Notes and the transactions contemplated hereby has been duly taken.





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   3.2  Conditions of Each Loan.  CIT shall not be required to make any Loan hereunder (including the initial Loan) unless on the Closing Date of such Loan:

   (a) Supplement. The Equipment which is to be subject to each Supplement shall be acceptable to CIT in all respects, in its sole and absolute discretion. Debtor shall have executed and delivered to CIT a Supplement describing in a manner satisfactory to CIT the Cluster of Equipment to be financed by such Loan and the Equipment Value thereof, at least fifteen (15) Business Days prior to the anticipated Closing Date (with the understanding that CIT shall diligently review the submitted material, the relevant collateral and the Loan request and will fund the requested Loan sooner than fifteen (15) Business Days after submission thereof if reasonably practicable and all of the applicable conditions, consents, approvals and calculations have been satisfied, given and made, as appropriate). Each Supplement shall include as part of the Equipment covered thereby a description of any and all software necessary or actually anticipated to be used for the operation of the remaining Equipment covered by such Supplement. The assignment made and security interests granted herein shall include all of such software and licenses with respect thereto.

   (b) Note. The Note evidencing such Loan shall have been duly executed by Debtor and delivered to CIT.

   (c) Equipment Delivery. The Cluster(s) of Equipment being financed by such Loan shall have been duly delivered to and accepted by Debtor and Debtor shall have delivered to CIT a Delivery and Acceptance Certificate to that effect substantially in the form of Exhibit D hereto.

   (d) Invoice and Title. If requested by CIT, CIT shall have received copies of the invoice or invoices covering the acquisition of the items of Equipment constituting the Cluster of Equipment being financed with such Loan together with copies of the bills of sale, if any, conveying such items to Debtor.

   (e) Payment of Equipment Cost. CIT shall be satisfied that the Equipment Value of each item of Equipment constituting the Cluster of Equipment being financed by such Loan, and all associated "soft" costs (i.e., shipping, delivery, installation, engineering and similar costs) have been, or concurrently with the making of such Loan will be, fully paid.

   (f) Insurance. CIT shall have received evidence satisfactory to it that the Cluster of Equipment being financed by such Loan is insured in accordance with the provisions of this Agreement.





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   (g)  Security Interest.  All filings, recordings and other actions deemed necessary or desirable by CIT in order to establish, protect, preserve and perfect its security interest in the Cluster of Equipment being financed by such Loan as a valid perfected first priority security interest (and to show that Debtor is otherwise in compliance with Section 4.9 below) shall have been duly effected, including, without limitation, the filing of financing statements, the recordation of landlord and/or mortgagee waivers or disclaimers and/or severance agreements, searches, and the execution and delivery of assignments (and consents thereto) with respect to software and/or licenses which are included within the Collateral, all in form and substance satisfactory to CIT and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Debtor.

   (h) Funding Fee. Debtor shall have paid the funding fee payable pursuant to Section 2.4 with respect to such Loan, in cash, to CIT.

   (i) Representations. (i) The representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the date of the making of such Loan with the same effect as if made on and as of such date; and (ii) no Default or Event of Default shall be in existence on the date of the making of such Loan or shall occur as a result of such Loan. The acceptance by Debtor of each Loan shall constitute a representation by Debtor that the statements contained in clauses (i) and (ii) above are true and correct on the date of such Loan.

   (j) No Material Adverse Change. In the sole judgment of CIT there shall have been no material adverse change in the financial condition, business or operations of Debtor from that reported in Debtor's 10K or 10Q reports for the quarterly period ending September 25, 1993 (filed with the Securities and Exchange Commission on October 13, 1993) and as filed most recently prior to the time each Loan is made.

   (k) Opinion of Debtor's Counsel. CIT shall have received addressed to it, with respect to each Loan, the written opinion of counsel for Debtor satisfactory to CIT substantially in the form of Exhibit E hereto, and as to such other matters incident to the transactions contemplated by this Agreement as CIT may reasonably request.

   (l)  Other Documents and Information.   CIT shall have received from Debtor,
in form and substance satisfactory to CIT, such other documents and information as CIT shall reasonably request.





3\K\K019247I.LL6
120793                                                                -13-

   (m) Legal Matters. All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for CIT.

   SECTION 4.  REPRESENTATIONS AND WARRANTIES.

   In order to induce CIT to enter into this Agreement and to make each Loan, Debtor represents and warrants to CIT that:

   4.1 Organization. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the necessary authority and power to own the Equipment and its other assets and to transact the business in which it is engaged, and is duly qualified to do business in the jurisdiction where the Equipment is located and in each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

   4.2 Power and Authority. Debtor has full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created by this Agreement.

   4.3 Consents and Permits. No consent of any other party (including any stockholders, trustees or holders of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Debtor of this Agreement or the Notes, or the validity or enforceability of this Agreement or the Notes.

   4.4 No Legal Bar. The execution, delivery and performance by Debtor of this Agreement and the Notes do not and will not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or by-laws of Debtor and will not violate any provision of or cause a default under any material mortgage, indenture, contract, agreement or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Debtor other than the security interest intended to be created hereby.

   4.5 No Defaults. Debtor is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any material mortgage, indenture, contract, agreement, judgment or other undertaking to which Debtor is a party or which purports





3\K\K019247I.LL6
120793                                                                -14-
to be binding upon Debtor or upon any of its assets, except for any such default, event or condition which, individually or in the aggregate, would not affect Debtor's ability to perform its obligations under this Agreement or any such mortgage, indenture, contract, agreement, judgment or other undertaking.

   4.6 Enforceability. This Agreement has been duly authorized, executed and delivered by Debtor and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms. When executed and delivered, each Note shall have been duly authorized, executed and delivered by Debtor and shall constitute a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

   4.7 No Litigation. There is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Debtor) pending or threatened against or affecting Debtor or any of its assets (a) which involves any of the Equipment or any of the transactions contemplated by this Agreement; or (b) which, if adversely determined, could have an adverse effect upon the transactions contemplated by this Agreement or a material adverse effect on the business, operations or financial condition of Debtor.

   4.8 Title to Equipment. On each Closing Date Debtor shall have good and marketable title to the Cluster of Equipment being financed on such Closing Date, subject to no Liens except the security interest created hereby in favor of CIT.

   4.9 CIT's Security Interest. On each Closing Date CIT shall have a legal, valid and continuing first priority security interest in the Collateral, including the Cluster of Equipment being financed on such date, there shall exist no other Liens encumbering any of the Collateral, and all filings, recordings or other actions necessary to establish, protect and perfect such security interest in favor of CIT as a perfected first priority security interest in such Collateral will have been duly effected, and all taxes, fees and other charges in connection therewith shall have been duly paid.

   4.10 Financial Condition of Debtor. The consolidated financial statements of Debtor heretofore delivered to CIT are complete and correct, have been prepared in accordance with GAAP and present fairly the financial position of Debtor as at said date and the results of its operations for the period ended on said date, and there has been no material adverse change in the financial condition, business or operations of Debtor since said date.

   4.11 Taxes. Debtor has filed all Federal, state and local income tax returns that are required to be filed, and has paid all taxes as shown on said returns and all assessments received





3\K\K019247I.LL6
120793                                                                -15-
by it to the extent that such taxes and assessments have become due, and Debtor does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith, other than deficiencies or assessments as Debtor may in good faith contest or as to which a bona fide dispute exists and with respect to which (a) Debtor has established and is maintaining adequate reserves for payment thereof plus penalties and interest (or, if the amount in question exceeds $5,000,000 alone or aggregated with other such obligations, Debtor shall have obtained an appropriate bond within 60 days of such deficiency or assessment in an amount sufficient to pay such obligation(s) in full, including interest and penalties), (b) by reason of such nonpayment and contest no portion of the Collateral is in jeopardy of being seized, levied upon or forfeited, and (c) Debtor's daily operations have not been interfered with in any material respect by virtue of such nonpayment of interest. The charges, accruals and reserves on the books of Debtor in respect of Federal, state and local taxes for the current fiscal year make adequate provision for all unpaid tax liabilities for such period.

   4.12 Principal Place of Business. Debtor's principal place of business is located at 1109 McKay Drive, San Jose, California 95131.

   4.13 No Other Name. During the past five (5) years, Debtor has not changed its name and has not done business in any name other than that set forth in the introductory paragraph of this Agreement.

   4.14 Environmental Matters. (i) To the best knowledge of Debtor after due and reasonable investigation, the facilities of Debtor (including without limitation those identified in Section 5.11 below) (the "Facilities") and their existing and prior uses and activities thereon, including but not limited to the use, maintenance and operation of the Facilities, and all activities and conduct of business related thereto, comply and have at all times during Debtor's ownership or operation thereof complied in all material respects with all Environmental Requirements; (ii) to the actual knowledge of Debtor, the Facilities and all prior uses thereof and activities thereon, including but not limited to the use, maintenance and operation of the Facilities and all activities and conduct of business related thereto, at all times complied in all material respects with all Environmental Requirements; (iii) neither Debtor nor, to the actual knowledge of Debtor, any prior owner or occupant of the Facilities has received notice or other communication concerning any alleged material violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged material liability for Environmental Damages in connection with any of the Facilities, and there exists no





3\K\K019247I.LL6
120793                                                                -16-
writ, injunction, decree, order or judgment outstanding, nor, other than as set forth in Schedule 4.14 hereto, any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending and served on Debtor, or to the best knowledge of Debtor, threatened, relating to the ownership, use, maintenance or operation of any of the Facilities by any Person, or from alleged material violation of Environmental Requirements, or from the suspected presence of Hazardous Material thereon; and (iv) to the best of Debtor's knowledge after due investigation, Debtor has no material contingent liability in connection with any release of any Hazardous Material into the environment.

   4.15 Title To Facilities. On the date hereof and as of each Closing Date Debtor owns good and marketable title to:

   (a) the fee interest in its San Antonio, Texas facility (located at 9651 Westover Hills Blvd., San Antonio, Texas); and

   (b) a leasehold estate in each of its San Jose, California facilities (located at 1109 and 1101 McKay Drive, San Jose, California) pursuant to (i) a Build to Suit Lease dated as of April 27, 1981 between The Mariani Group of Companies, as landlord, and Debtor, as tenant, as amended by amendments dated as of April 27, 1981 and October 13, 1981 (1101 McKay Drive; pursuant to which Griffin Investments is the current landlord), and (ii) a Phase II Build to Suit Lease dated as of February 24, 1983 between David W. Mariani Investment Partnership dba Mariani Financial Co., as landlord, and Debtor, as tenant, as amended by amendments thereto dated as of February 24, 1983, February 1, 1984, September 14, 1984, February 15, 1985 and April 22, 1992 (1109 McKay Drive; pursuant to which Mariani Financial Co. is the current landlord);

free and clear of Liens, other than (i) Liens for real property taxes and assessments being contested in good faith by Debtor or as to which a bona fide dispute exists and with respect to which (a) Debtor has established and is maintaining adequate reserves for payment thereof plus penalties and interest (or, if the amount in question exceeds $5,000,000 alone or aggregated with other such obligations, Debtor shall have obtained an appropriate bond within 60 days of such Lien(s) sufficient to pay such obligations in full, including interest and penalties), and (b) by reason of such nonpayment and contest no portion of the Debtor's property is in jeopardy of being seized, levied upon or forfeited, and (ii) zoning restrictions, easements, licenses, restrictions on use of the real property or minor irregularities in title which do not materially impair the use or ownership thereof by Debtor.





3\K\K019247I.LL6
120793                                                                -17-

   SECTION 5.  COVENANTS.

   Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or any of the Notes is outstanding:

   5.1  Notices; Reporting Requirements.

   (a) Debtor will promptly give written notice to CIT of (i) the occurrence of any Default or Event of Default; (ii) the occurrence of any Event of Loss; (iii) the commencement or receipt of a written threat of any material litigation or proceedings affecting Debtor or the Equipment; and (iv) any dispute between Debtor and any governmental regulatory body or other party that involves any of the Equipment or that might materially interfere with the normal business operations of Debtor.

   (b) As soon as practicable but in any event within 120 days after the end of each fiscal year of Debtor, an officer of Debtor shall deliver to CIT a written certification substantially in the form of Exhibit F hereto that as of the end of the fiscal year just ended there has occurred no Default or Event of Default hereunder.

   (c) In the event the ratio of Debt to Consolidated Tangible Net Worth exceeds 1.40 to 1.0 as at the end of any fiscal quarter of Debtor, as soon as practicable but in any event within 60 days after the end of (i) such fiscal quarter, an officer of Debtor shall deliver a written certification to CIT certifying that no Default or Event of Default has occurred hereunder, and (ii) every fiscal quarter thereafter (until such time, if at all, as the ratio of Debt to Consolidated Tangible Net Worth is 1.40 to 1.0 or less for two consecutive fiscal quarters and an officer of Debtor shall have certified the same to CIT), an officer of Debtor shall deliver a written certification to CIT
(1) certifying that no Default or Event of Default has occurred hereunder, (2) certifying that during the preceding fiscal quarter Debtor has not created, incurred or assumed Indebtedness for Borrowed Money (other than any refinancing, renewal, extension or restructuring permitted under Section 5.15), and (3) disclosing any refinancing, renewal, extension or restructuring of Indebtedness for Borrowed Money that took place during such fiscal quarter and delivering such documentary evidence with respect thereto as CIT reasonably deems necessary to establish that the indebtedness in question was in fact permitted under Section 5.15 below.

   5.2 Laws; Obligations; Operations. Debtor will (a) duly observe and conform in all material respects to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets; (b) maintain its





3\K\K019247I.LL6
120793                                                                -18-
existence as a legal entity (subject to the terms of Section 2.3(b)) and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; (c) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the performance of its Obligations under this Agreement; (d) obtain or cause to be obtained as promptly as possible any material governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the operation of its business; and (e) pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Collateral, except taxes, assessments and governmental charges or levies as Debtor may in good faith contest or as to which a bona fide dispute exists and with respect to which (i) Debtor shall have established and maintains adequate reserves (provided that if any such obligation or obligations exceeds $500,000 alone or in the aggregate, Debtor shall have obtained an appropriate bond within 60 days of the imposition in an amount sufficient) to pay such obligation or obligations in full (including interest and penalties), (ii) by reason of such nonpayment and contest no portion of Collateral is in jeopardy of being seized, levied upon or forfeited, and (iii) Debtor's daily operations have not been interfered with by virtue of such nonpayment or contest.

   5.3 Inspection. CIT or its authorized representative may at any reasonable time or times inspect the Equipment and the books and records of Debtor; provided that prior to the occurrence of an Event of Default hereunder, CIT will only have the right to inspect the Equipment and to inspect the books and records as they relate to the Collateral or the Loans.

   5.4 Books. Debtor will keep proper books of record and account in which full, true and correct entries in accordance with GAAP will be made of all dealings or transactions in relation to its business and activities.

   5.5 Financial Information. Debtor will furnish to CIT (a) as soon as available, but in any event not later than 120 days after the end of each fiscal year of Debtor, a consolidated balance sheet of Debtor as at the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of Debtor for such fiscal year, together with equivalent information for the prior fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and audited by a nationally recognized firm of certified public accountants; (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Debtor, a consolidated balance





3\K\K019247I.LL6
120793                                                                -19-
sheet of Debtor as at the end of such quarterly period and consolidated statements of income and consolidated statements of cash flows of Debtor for such quarterly period and for the portion of the fiscal year then ended, together with equivalent information for the prior comparable quarterly period, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and certified by the chief financial officer of Debtor; and (c) promptly, such additional financial and other information as CIT may from time to time reasonably request.

   5.6 Further Assurances. Debtor will promptly, at any time and from time to time, at its sole expense, execute and deliver to CIT such further instruments and documents, and take such further action, as CIT may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of CIT hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements. Debtor hereby authorizes CIT, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without the signature of Debtor thereon or to sign such financing statements on behalf of Debtor and to file as valid financing statements in the applicable financing statement records, photocopies hereof and of any other financing statement executed in connection herewith. Debtor will pay, or reimburse CIT for, any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of CIT's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payments or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and CIT's interests therein, whether through judicial proceedings or otherwise, or in connection with defending or prosecuting any actions, suits or proceedings arising out of or related to the Collateral; and all such amounts that are paid by CIT shall, until reimbursed by Debtor, constitute Obligations of Debtor secured by the Collateral.

   5.7 No Disposition of Collateral. Debtor will not sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral.

   5.8 No Liens. Debtor will not create, assume or suffer to exist any Lien of any kind upon the Collateral, other than Permitted Liens.





3\K\K019247I.LL6
120793                                                                -20-

   5.9 Debtor's Title; CIT's Security Interest; Personal Property. Debtor will warrant and defend its good and marketable title to the Equipment, and CIT's perfected first priority security interest in the Collateral, against all claims and demands whatsoever. Debtor agrees that the Equipment shall be and at all times remain separately identifiable personal property (or trade fixtures if disclosed as such to CIT in the applicable Supplement with the consent of CIT). Debtor shall, at its expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of real property or a part of other personal property, and if at any time any person shall claim any such right or interest, Debtor shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to CIT's satisfaction within 30 days after such claim shall have first become known to Debtor. Notwithstanding the generality of the foregoing, in any event, Debtor shall (a) as soon as reasonably practicable but in any event within 20 days of CIT's request therefor, obtain and deliver to CIT such landlord and/or mortgagee waivers as required by CIT in form and substance reasonably satisfactory to CIT with respect to (i) any facility owned by Debtor at which any of the Equipment is located is sold or otherwise transferred and such Equipment remains at such facility (i.e., in a sale leaseback of the facility), and (ii) any facility other than any of the locations identified in Section 5.11(a) below to which any Equipment is relocated, and (b) use all commercially reasonable efforts to obtain and deliver to CIT as quickly as possible such landlord and/or mortgagee waivers as required by CIT in form and substance reasonably satisfactory to CIT with respect to Debtor's San Jose, California facilities in the event the fee interest in both of such facilities has not been purchased by Debtor on or before December 31, 1994.

   5.10  No Changes in Debtor.  Debtor will not (a) liquidate or dissolve; or
(b) change the form of organization of its business; or (c) without thirty (30) days prior written notice to CIT, change its chief executive office or its name.

   5.11  Use of Equipment; Maintenance; Identification.

   (a) Debtor will maintain the Equipment at the Debtor's facilities located at:

                           9651 Westover Hills Blvd.
                           San Antonio, Texas  78251

                           1109 McKay Drive
                           San Jose, California  95131





3\K\K019247I.LL6
120793                                                                -21-

                                1101 McKay Drive
                          San Jose, California  95131

So long as no Default or Event of Default shall have occurred and be continuing, upon 45 days prior written notice to CIT, Debtor may move any of the Equipment from the location specified on the Supplement relating thereto
(i) to any of the above three locations, or (ii) with the prior written consent of CIT (which consent shall not be unreasonably withheld) and so long as CIT's security interest remains a first priority perfected security interest in such Equipment, to any other location(s) within the continental United States.

   (b) Debtor will use the Equipment in a careful and proper manner, will comply with and conform in all material respects to all governmental laws, rules and regulations relating thereto, and will cause the Equipment to be operated in accordance with the manufacturer's or supplier's instructions or manuals and only by competent and duly qualified personnel.

   (c) Debtor will, at its own expense, keep and maintain the Equipment in good repair, condition and working order and furnish all parts, replacements, mechanisms, devices and servicing required therefor so that the condition and operating efficiency thereof will at all times be maintained and preserved, normal wear and tear excepted. All such repairs, parts, mechanisms, devices and replacements shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement. Debtor will not make or authorize any improvement, change, addition or alteration to the Equipment if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration. Any part added to the Equipment in connection with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement.

   (d) If requested by CIT in writing, Debtor shall, at its expense, attach to each item of Equipment a notice satisfactory to CIT disclosing CIT's security interest in such item of Equipment.

   5.12 Insurance. Debtor shall obtain and maintain at all times on the Collateral, at its expense, "All-Risk" physical damage and comprehensive general liability (including bodily injury and property damage) insurance in such amounts (including deductibles), against such risks, in such form and with such insurers as shall be satisfactory to CIT; provided, however, that the amount of physical damage insurance shall not be less than the greater of the full replacement value of the Collateral or





3\K\K019247I.LL6
120793                                                                -22-

102% of the then aggregate outstanding principal amount of the Notes. All physical damage insurance policies shall be made payable to CIT as its interest may appear; if liability insurance is required by CIT the liability insurance policies shall name CIT as additional insured. All such insurance policies will be in form, amount and substance acceptable to CIT. Debtor shall assign and deliver the policies of insurance or original certificates thereof to CIT prior to policy expiration or upon CIT's request but CIT shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give CIT at least 30 days prior written notice of any alteration in the terms of such policy or of the cancellation thereof and that the interests of CIT be continued insured regardless of any breach of or violation by Debtor of any warranties, declarations or conditions contained in such insurance policy. The insurance maintained by the Debtor shall be primary with no other insurance maintained by CIT (if any) contributory. CIT shall in no event be responsible for premiums, warranties or representations to insurers or underwriters.

   5.13     Casualty Replacement.

   (a) In the event (i) any item of Equipment shall suffer an Event of Loss, and (ii) such Event of Loss is adequately insured, CIT may, by written notice to Debtor given within ten (10) Business Days after notice of such Event of Loss by Debtor to CIT, require Debtor to replace such Equipment. In such event, within 180 days after such Event of Loss, Debtor shall replace such Equipment with new equipment that is reasonably deemed by CIT, in its sole discretion, to have a function, value as of the date of the Event of Loss and utility that is equal to or greater than the Equipment subject to such Event of Loss. In connection therewith, the equipment replacing the damaged or destroyed Equipment shall be deemed "Equipment" hereunder and shall at all times be subject to a first priority perfected security interest in favor of CIT in accordance with the terms hereof. Notwithstanding the foregoing, if CIT elects to require Debtor to replace the Equipment pursuant to this paragraph
(a), CIT shall receive directly from the insurer and retain any and all insurance proceeds relating to the applicable Event of Loss until such time as the replacement equipment is in service and CIT shall have a first priority duly perfected security interest in such equipment pursuant to the terms hereof. Any and all such insurance proceeds shall be deposited by CIT in a depository account, subject to CIT's first priority, duly perfected security interest, to secure all of the Obligations. In the event CIT elects to have Equipment replaced under this paragraph and Debtor replaces such Equipment as required, Debtor need not prepay the relevant Note pursuant to Section 2.3(a) above.





3\K\K019247I.LL6
120793                                                                -23-

   (b) In the event CIT does not notify Debtor of its election to require any Equipment subject to an Event of Loss to be replaced pursuant to paragraph
(a) above and provided that no Default or Event of Default shall have occurred and be continuing, if the Equipment Value of the Equipment subject to the Event of Loss does not exceed 25% of the Equipment Value of all Equipment, Debtor shall, at its option upon written notice to CIT within fifteen (15) days after the Event of Loss, so long as the Event of Loss is adequately insured, have the right within 180 days following the Event of Loss to replace such Equipment.
In the event Debtor elects to replace the damaged or destroyed Equipment, the new equipment shall have a function, value as of the date of the Event of Loss and utility equal to or greater than the Equipment subject to the Event of Loss, as determined by CIT in its sole and absolute discretion. In connection therewith, the equipment replacing the damaged or destroyed Equipment shall be deemed "Equipment" hereunder and shall at all times be subject to a first priority perfected security interest in favor of CIT in accordance with the terms hereof. Notwithstanding the foregoing, if Debtor elects to replace the Equipment pursuant to this paragraph (b), CIT shall receive directly from the insurer and retain any and all insurance proceeds relating to the applicable Event of Loss until such time as the replacement equipment is in service and CIT shall have a first priority duly perfected security interest in such equipment pursuant to the terms hereof. Any and all such insurance proceeds shall be deposited by CIT in a depository account, subject to CIT's first priority, duly perfected security interest, to secure all of the Obligations. In the event Debtor replaces Equipment as set forth in this paragraph, Debtor need not prepay the relevant Note pursuant to Section 2.3(a) above.

   5.14 Consolidated Tangible Net Worth. Debtor shall, at all times, maintain a Consolidated Tangible Net Worth of at least $135,000,000 as at the end of each fiscal quarter of Debtor.

   5.15 Other Indebtedness. Debtor shall not create, incur or assume any Indebtedness for Borrowed Money, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, if, immediately after giving effect thereto, the ratio of (i) Debt to (ii) Consolidated Tangible Net Worth as at the end of the most recently concluded fiscal quarter of Debtor, would exceed 1.40 to 1.00. For purposes of this Section 5.15, Indebtedness for Borrowed Money shall not include any refinancing, renewal, extension or restructuring of Indebtedness for Borrowed Money in existence as of the date hereof or incurred hereafter in accordance with the terms hereof.

   5.16 Dividends. Debtor shall not make any dividends, either in cash or other property, to any holder of common stock of Debtor, nor shall Debtor redeem, retire, repurchase or otherwise acquire any interest of any holder of common stock of Debtor,





3\K\K019247I.LL6
120793                                                                -24-
other than dividends payable in shares of stock of Debtor or another corporation and other than conversion of junior common stock to common stock.

   SECTION 6.  SECURITY INTEREST.

   6.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations and in order to induce CIT to enter into this Agreement and make the Loans in accordance with the terms hereof and to extend other credit from time to time to Debtor, whether under this Agreement or otherwise, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to CIT, and hereby grants to CIT a first priority security interest in, all Debtor's right, title and interest in, to and under the Collateral.

   6.2  CIT Appointed as Attorney-in-Fact.

   (a) Debtor hereby irrevocably constitutes and appoints CIT and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, after the occurrence of an Event of Default from time to time in CIT's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

   (b) The powers conferred on CIT hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise
any such powers.   CIT shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act other than any act or omission constituting gross negligence or wilful misconduct of any such Person.

   (c) Upon payment in full of all of the Obligations arising under the Notes and this Agreement, so long as CIT's commitment hereunder has been terminated and no Default or Event of Default has occurred and is continuing, CIT shall release its Liens encumbering the Collateral. Notwithstanding the foregoing, in the event CIT is thereafter required to return any amounts received by CIT hereunder, the Liens hereof shall be automatically reinstated.





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   SECTION 7.  EVENTS OF DEFAULT.

   The following events shall each constitute an event of default (herein called "Event of Default") under this Agreement:

   (a) Debtor shall fail to pay any Obligation under or with respect to this Loan Agreement or the Notes within five (5) days after the same becomes due (whether at the stated maturity, by acceleration or otherwise); or

   (b) Any representation or warranty made by Debtor in this Agreement or in connection with any Loan, or in any document, certificate or financial or other statement now or hereafter furnished by Debtor in connection with this Agreement shall at any time prove to be untrue or misleading in any material respect as of the time when made; or

   (c) Debtor shall fail to observe any covenant, condition or agreement contained in Sections 2.3, 2.4, 2.5, 5.2, 5.8, 5.10(a), 5.10(b), 5.11(a), 5.12,
5.13, 5.14, 5.15 or 5.16 hereof; or

   (d) Debtor shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement, and such failure shall continue un-remedied for a period of 30 days after the earlier of (i) the date on which Debtor obtains, or should have obtained, knowledge of such failure; or (ii) the date on which notice thereof shall be given by CIT to Debtor; or

   (e) Debtor or any parent or subsidiary of Debtor shall (i) default in the payment of any obligation to CIT or to any of CIT's subsidiaries or other affiliates, whether such obligation is for borrowed money, under any lease, under any guarantee or similar accommodation, or for the deferred purchase price of property including interest thereon, beyond the period of grace, if any, provided with respect thereto, or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto, and if the effect of such default described in clause (i) or (ii) is to cause such obligation to become due prior to its stated maturity, or to cause the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to realize upon any collateral given as security therefor, or to commence an action with respect thereto; or

   (f) Debtor or any parent or subsidiary of Debtor shall (i) default in the payment of any obligation or obligations which alone or in the aggregate equal $5,000,000 or more, whether such obligation(s) are for borrowed money, under any lease, under any guaranty or similar accommodation, or for the deferred purchase price of property including interest thereon, beyond the grace period, if any, provided with respect thereto, or (ii) default





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
in the performance or observation of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto, and if the effect of such default described in clause (i) or (ii) is to cause such obligation(s) to become due prior to its stated maturity, or to cause the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to realize upon any collateral given as security therefor, or to commence an action with respect thereto; or

   (g) Debtor is the subject of an order for relief in a bankruptcy case, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Debtor applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Debtor and the appointment continues undischarged or unstayed for thirty (30) calendar days; or Debtor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar case or proceedings relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar case or proceeding is instituted without the consent of that Person and continues undismissed or unstayed for forty-five
(45) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Debtor and is not released, vacated or fully bonded within forty-five (45) calendar days after its issue or levy.


   SECTION 8.  REMEDIES.

   8.1 If an Event of Default specified in Section 7(g) above shall occur, then, and in any such event, the Commitment shall immediately terminate and the principal amount of each Note, together with accrued interest thereon and all other amounts owing under or with respect to this Agreement shall become immediately due and payable without any notice or other action by CIT. If any Event of Default other than that specified in Section 7(g) shall occur and be continuing, then, and in any such event, CIT may, by notice of default given to Debtor, (a) terminate forthwith the Commitment and/or (b) declare the Notes and all other amounts owing under or with respect to this Agreement to be forthwith due and payable. In either event, the principal amount of the Notes, together with accrued interest thereon and all other amounts owing under or with respect to this Agreement or any Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind,





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
all of which are hereby expressly waived. During the continuance of any Event of Default hereunder, CIT shall have the right to pursue and enforce any of its rights and remedies under this Section 8.

   8.2 If an Event of Default shall occur and be continuing, CIT may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of secured parties under the Code or under any other applicable law. Without limiting the generality of the foregoing, Debtor agrees that in any such event, CIT without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of CIT's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. CIT shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby expressly released. Debtor further agrees, at CIT's request, to assemble the Collateral, and make it available to CIT at places which CIT shall designate which are reasonably convenient to CIT and Debtor, whether at Debtor's premises or elsewhere. CIT shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping, remarketing or otherwise of any or all of the Collateral or in any way relating to the rights of CIT hereunder, including attorneys' fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as CIT may elect and only after so applying such net proceeds and after the payment by CIT of any other amount required by any provision of law (including Section 9-504(1)(c) of the Code), need CIT account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against CIT arising out of the repossession, retention or sale of the Collateral. Debtor agrees that CIT need not give more than 10 days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Debtor at its address set forth in
Section 9.2 hereof) of the time and place of any public sale or of the time





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
after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which CIT is entitled.

   8.3 Debtor agrees to pay all costs of CIT, including attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of its respective rights hereunder.

   8.4 Debtor hereby waives presentment, demand, protest or any notice, except as hereinabove provided in this Section 8 (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

   8.5 At the time of the acceleration of any Note pursuant to this Section 8, there shall be due and payable, in addition to the accelerated amounts set forth herein and all other amounts set forth herein, without notice or demand of any kind, as liquidated damages for loss of a bargain and not as a penalty, a lost transaction fee equal to four percent (4.0%) (or five percent (5.0%) if the default is by virtue of a Prohibited Transaction under Section 2.3(b) above) of the full outstanding principal amount of the Note being accelerated; provided that no fee shall be payable under this Section 8.5 with respect to principal prepaid in accordance with Section 2.3 above (including the payment of prepayment amounts as calculated therein).

   SECTION 9.  MISCELLANEOUS.

   9.1 No Waiver; Cumulative Remedies. No failure or delay on the part of CIT in exercising any right, remedy, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to CIT at law or in equity; and the exercise by CIT of any one or more of such remedies shall not preclude the simultaneous or later exercise by CIT of any or all such other remedies. To the extent permitted by law, Debtor waives any rights now or hereafter conferred by statute or otherwise which limit or modify any of CIT's rights or remedies under this Agreement.





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   9.2  Notices.  Except as otherwise provided herein:

   (a) All notices, requests, demands, directions and other communications provided for hereunder or under any Note must be in writing and must be mailed, telecopied or delivered to the appropriate party at the address set forth below or at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section; and

   (b) Any notice, request, demand, direction or other communication given by telecopier will be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address (provided that failure to receive confirmation of a telecopied notice shall not invalidate the notice if it was actually received via telecopy by the addressee thereof). Except as otherwise expressly provided herein, if any notice, request, demand, direction or other communication required or permitted hereunder or under any Note is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.

   If to CIT, at:            The CIT Group/Equipment Financing, Inc.
                             1211 Avenue of the Americas
                             New York, New York  10036
                             Attn:  General Counsel

                             Telephone  (212) 536-9490
                             Telecopier (212) 536-1388

   If to Debtor, at:         VLSI Technology, Inc.
                             1109 McKay Drive M/S 25
                             San Jose, California  95131
                             Attn:  General Counsel

                             Telephone  (408) 434-3000
                             Telecopier (408) 434-7744
                             Tax Identification Number 94-2597282


   9.3 Payment of Expenses and Taxes; Indemnity; Performance by CIT of Debtor's Obligations.

   (a) Debtor agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay (i) all costs and expenses of CIT in connection with the negotiation, preparation, execution and delivery of this Agreement, and the other documents relating hereto, including, without limitation, the reasonable fees and disbursements of counsel to CIT (provided that Debtor shall not be obligated to pay such legal fees in excess of $25,000, exclusive of disbursements); (ii) all fees and





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taxes in connection with the recording of this Agreement or any other document or instrument required hereby; (iii) all costs and expenses incurred in connection with inspecting the Equipment; and (iv) all costs and expenses of CIT in connection with the enforcement of this Agreement and the Notes, including all legal fees and disbursements arising in connection therewith. Debtor also agrees to pay, and to indemnify and save CIT harmless from any delay in paying, all taxes, including without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by CIT with respect to the payments made to CIT hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement or the Notes or any modification thereof.

   (b) Debtor hereby further agrees, whether or not the transactions contemplated by this Agreement shall be consummated to pay, indemnify, and hold CIT harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including reasonable legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to this Agreement, the Collateral or CIT's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement and the Notes and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Equipment or any part thereof (the foregoing being referred to as the "indemnified liabilities"), provided, that Debtor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of CIT.
The terms of this paragraph are not intended to expand Debtor's obligations set forth in clause (i) of Section 9.3(a).

   (c) If Debtor fails to perform or comply with any of its agreements contained herein and CIT shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of CIT incurred in connection with such performance or compliance, together with interest thereon at the Late Charge Rate, shall be payable by Debtor to CIT on demand and until such payment shall constitute Obligations secured hereby.

   9.4 Transaction Expense Advance. CIT acknowledges receipt from Debtor of an advance to cover transaction expenses reimbursable by Debtor pursuant to
Section 9.3(a) in the amount of $50,000 (the "Expense Advance"). CIT agrees to refund to Debtor after the expiration of the commitment period hereunder and completion by CIT of all follow-up matters related to the transactions contemplated hereby any unused portion of the Expense Advance, net of any out-of-pocket fees, costs,





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disbursements, expenses and other items incurred by CIT and reimbursable by
Debtor pursuant to Section 9.3(a). Debtor's obligations under Section 9.3(a) shall not be limited by the provisions of this Section.

   9.5 Survival of Representations and Warranties. All representations and warranties made in this Agreement and any certificates delivered pursuant hereto or thereto shall survive the execution and deliver of this Agreement and the making of the Loans hereunder, and the agreements contained in Section 9.3 hereof shall survive payment of the Notes.

   9.6 Amendments; Waivers. No provision of this Agreement, the Notes, or any related agreements, may be amended or modified in any way, nor may noncompliance therewith be waived, except pursuant to a written instrument executed by CIT and Debtor. In the case of any waiver, CIT and Debtor shall be restored to their former position and rights hereunder, under the outstanding Notes, and under any related agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall in any way be, or be construed to be, a waiver of any other or subsequent Default or Event of Default, or impair any right consequent thereon.

   9.7 Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

   9.8 Headings. The headings of the Sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to effect the meaning or construction of any of the provisions hereof.

   9.9 Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and CIT and their respective successors and assigns, except that Debtor may not assign or transfer its rights hereunder or any interest herein without the prior written consent of CIT. In the event CIT assigns any of its rights hereunder, if Debtor must reasonably engage counsel for the purposes of documentation of such assignment, CIT shall reimburse Debtor for the reasonable attorneys' fees so incurred by Debtor.

   9.10 Merger Clause. This Agreement together with the Notes and the Supplements contain the complete, final and exclusive statement of the agreement between CIT and Debtor relating to the transactions hereby contemplated.

   9.11 Construction. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to





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
such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, Debtor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. This Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

   9.12 Jurisdiction. DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES, OR THE UNITED STATES COURTS FOR THE CENTRAL DISTRICT OF CALIFORNIA, AS CIT MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. DEBTOR IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OF CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO DEBTOR AT THE ADDRESS SET FORTH IN SECTION 9.2 HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF CIT TO BRING ACTIONS, SUITS OR PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION. DEBTOR FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

   9.13 Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. THE PARTIES TO THIS AGREEMENT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR





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
THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          VLSI TECHNOLOGY, INC., a Delaware
                                          corporation

                                          By  /s/      JOHN C. BATTY

                                             Title Vice President and Treasurer



                                          THE CIT GROUP/EQUIPMENT FINANCING,
                                          INC., a New York corporation


                                          By /s/        M.J. KAHN

                                             Title    Vice President

                                          By ___________________________________

                                             Title _____________________________





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